      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 23, 1997

                                          REGISTRATION NO. 333-22635
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                                    FORM S-3

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                AMENDMENT NO. 1

                           HUDSON HOTELS CORPORATION

             (Exact name of registrant as specified in its charter)
                         ------------------------------

                NEW YORK                                                                           16-1312167
    (State or other jurisdiction of             (Primary Standard Industrial          (I.R.S. Employer Identification No.
             incorporation                             Classification
            or organization)                            Code Number)

                          E. ANTHONY WILSON, PRESIDENT
                           HUDSON HOTELS CORPORATION
                           ONE AIRPORT WAY, SUITE 200
                              ROCHESTER, NY 14624
                                 (716) 436-6000

  (Address, including zip code, and telephone number, including area code, of registrant's
principal executive offices and name, address and telephone number of agent for service)
                         ------------------------------

                                   Copies to:

                             ALAN S. LOCKWOOD, ESQ.
                          BOYLAN, BROWN, CODE, FOWLER,
                            VIGDOR & WILSON, L.L.P.
                               2400 CHASE SQUARE
                           ROCHESTER, NEW YORK 14604
                                 (716) 232-5300
                           --------------------------

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement
                           --------------------------

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /
                           --------------------------

If any of the securities being registered on this Form are to offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /X/ 333-22635
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /X/ 333-22635
If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                           --------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                                                PROPOSED
            TITLE OF EACH CLASS                      AMOUNT           PROPOSED MAXIMUM          MAXIMUM              AMOUNT OF
            OF SECURITIES TO BE                      TO BE             OFFERING PRICE      AGGREGATE OFFERING       REGISTRATION
                 REGISTERED                        REGISTERED           PER SHARE(1)             PRICE                  FEE
Common Stock, par value $.001 per share.....        145,000                $4.50                $652,500              $197.73
Common Stock, par value $.001 per share,
  representing stock issuable upon
  conversion of debentures..................       315,000(2)              $4.50               $1,417,500             $429.55

(1) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c), on the basis of the average high and low prices of the Registrant Common Stock as reported on the Nasdaq Small Cap issues on May 20, 1997.
(2) The number of shares of Common Stock specified above is the number which may be acquired upon exercise of certain of the Company's warrants described in the Prospectus forming a part of this Registration Statement (the "Warrants"). This Registration Statement covers, pursuant to Rule 416, in addition, such indeterminable number of shares of Common Stock as may be issued on exercise of the Warrants by reason of adjustments in the number of shares of Common Stock issuable pursuant to antidilution provisions contained in the Warrants. Since such additional Common Stock will, if issued, be issued for no additional consideration, no registration fee is required.
                           --------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

          INCORPORATION OF EARLIER REGISTRATION STATEMENT BY REFERENCE

    The contents of the Company's earlier registration statement, File number 333-22635 declared effective by the Securities and Exchange Commission on March 31, 1997, are hereby incorporated in this registration statement and amendment by reference thereto.

    All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the termination of the offering of the shares offered hereby, shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.

    The Company will provide without charge to each person, including any beneficial owner, to whom as copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all documents incorporated herein by reference (not including the exhibits to such documents unless such exhibits are incorporated by reference in such documents). Requests for such copies should be directed to Taras M. Kolcio, Chief Financial Officer, Hudson Hotels Corporation, One Airport Way, Suite 200, Rochester, NY 14624,
(716) 436-6000.

                              SELLING SHAREHOLDERS

    This section of the Prospectus entitled Selling Shareholders is hereby amended by adding thereto the following:

    All of the additional securities being offered hereunder are being offered by the following Selling Shareholders. These holders fall into three categories:

    Gulf Atlantic Publishing, Inc. (GAP), 1801 Lee Road, Suite 301, Winter Park, Florida 32789, is offering 15,000 shares which it received as payment for services rendered to the Company pursuant to the Advertising Insert Agreement between GAP and the Company dated April 7, 1997. Prior to the execution of the Agreement, GAP had no material relationship with the Company. Following the completion of the offering, GAP will not own any shares of the Company's stock.

    Arrow Marketing, Inc., 1801 Lee Road, Suite 306, Winter Park, Florida 32789, is offering 15,000 shares which it received as payment for services pursuant to the Creative Development Agreement between Arrow and the Company dated April 7, 1997. Prior to execution of the Agreement, Arrow had no material relationship with the Company. Following the completion of the offering, Arrow will not own any shares of the Company's stock.

    Corporate Relations Group, Inc. (CRG), 1801 Lee Road, Suite 301, Winter Park, Florida 32789, is offering 115,000 shares, and 315,000 shares issuable upon exercise of a certain Warrant, all of which shares and Warrant shares it received as payment for services rendered to the Company pursuant to the Lead Generation/Corporate Relations Agreement between CRG and the Company dated April 7, 1997. The Warrant is exercisable by CRG until May 1, 1998, at the exercise price of $5.00 for the first 105,000 shares, $6.00 for the second 105,000 shares and $7.00 for the third 105,000 shares. In addition to the shares and the Warrant, CRG received a second warrant for an additional 210,000 shares, exercisable through May 1, 1999. Prior to the execution of the Agreement, CRG had no material relationship with the Company. Following the completion of the offering, CRG will be entitled to receive the 210,000 shares issuable upon exercise of the second warrant; CRG will not own any other shares of the Company's stock.

    The section entitled Selling Shareholders is further amended to correct the number of shares being offered by two shareholders, as follows:

Louise J. Miller Living Trust u/a dated March 7, 1986, as.......   16,369
  amended in its entirety October 7, 1994, FBO Louise J. Miller
David C. and Jean B. Mitchell...................................   39,032

ITEM 16. EXHIBITS AND FINANCIAL STATEMENTS SCHEDULES

    (a) THE FOLLOWING EXHIBITS ARE FILED AS PART OF THIS REGISTRATION STATEMENT:

EXHIBIT NUMBER
-----------------
          4.3      Form of Warrant
          5.1      Opinion of Boylan, Brown, Code, Fowler, Vigdor & Wilson, LLP
         23.1      Independent Auditors' Consent--Bonadio & Co., LLP
         23.2      Independent Auditors' Consent--Coopers & Lybrand, LLP
         23.3      Consent of Boylan, Brown, Code, Fowler, Vigdor & Wilson is included in its Opinion filed as
                   Exhibit 5.1

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant, Hudson Hotels Corporation., a corporation organized and existing under the laws of the State of New York certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester, State of New York, on the 22nd day of May, 1997.

                                HUDSON HOTELS CORPORATION

                                BY:  /S/ E. ANTHONY WILSON
                                     -----------------------------------------
                                     E. Anthony Wilson, CHAIRMAN OF THE BOARD
                                     PRESIDENT AND CHIEF EXECUTIVE OFFICER, AND
                                     DIRECTOR

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints E. Anthony Wilson and Bruce A. Sahs, or either of them, as true and lawful attorney-in-fact, with full power and authority to act as such without the other, and with full power of substitution, for him and in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, the undersigned hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, shall do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE                                  TITLE                    DATE
------------------------------  ---------------------------  -------------------
                                Chairman of the Board
    /s/ E. ANTHONY WILSON         President and Chief
------------------------------    Executive                     May 22, 1997
      E. Anthony Wilson           Officer, and Director.

                                Executive Vice President,
      /s/ BRUCE A. SAHS           Chief Operating Officer
------------------------------    and                           May 22, 1997
        Bruce A. Sahs             Director

       /s/ TARAS KOLCIO         Chief Financial Officer,
------------------------------    Chief Accounting Officer      May 22, 1997
         Taras Kolcio             and Controller

      /s/ RALPH L. PEEK         Vice President and Director
------------------------------                                  May 22, 1997
        Ralph L. Peek

     /s/ ROBERT FAGENSON        Director
------------------------------
       Robert Fagenson                                          May 22, 1997
     by E. Anthony Wilson
       Attorney-in-Fact

      /s/ MICHAEL CAHILL        Director
------------------------------
        Michael Cahill                                          May 22, 1997
     by E. Anthony Wilson
       Attorney-in-Fact

       /s/ JOHN P. BUZA         Director
------------------------------
         John P. Buza                                           May 22, 1997
     by E. Anthony Wilson
       Attorney-in-Fact

EXHIBIT 4.3

    Agreement and Warrant to Purchase 315,000 Common Shares

HUDSON HOTELS CORPORATION

    This certifies that, for value received, Corporate Relations Group, Inc., the registered holder hereof (the "Warrantholder") is entitled to purchase from Hudson Hotels Corporation, a New York corporation with its principal office at One Airport Way, Suite 200, Rochester, New York 14624 (the "Company") Three Hundred Fifteen Thousand (315,000) shares of common stock of the Company (the "Shares") at or before 5:00 p.m. Eastern Standard Time on May 1, 1998 at the purchase price per share of $5.00 for the first 105,000 shares, $6.00 for the second 105,000 shares, and $7.00 for the third 105,000 shares (the "Warrant Price"), subject to the following terms and conditions. The number of Shares purchasable upon exercise of this Warrant and the Warrant Price per Share shall be subject to adjustment from time to time as set forth herein.

1. CONSIDERATION FOR WARRANT.

    This Warrant is granted in connection with provision of certain consulting and stock promotion services pursuant to the Lead Generation/Corporate Relation
Agreement, dated April       , 1997 between the Company and the Warrantholder.

2. EXERCISE.

    This Warrant may be exercised in whole or in part at any time by presentation of this Warrant with the Purchase Form as attached hereto duly completed and executed, together with payment of the Warrant Price at the principal office of the Company. Payment of the Warrant Price may be made in cash, by wire transfer or by check. Upon surrender of the Warrant and payment of such Warrant Price as aforesaid, the Company shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the Warrantholder and in such name or names as the Warrantholder may designate a certificate or certificates for the number of full Shares so purchased upon the exercise of the Warrant, together with Fractional Warrants, as provided in
Section 8 hereof, in respect of any fractional Shares otherwise issuable upon such surrender. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such Shares as of the date of the surrender of the Warrant and the payment of the Warrant Price, as aforesaid, notwithstanding that the certificates representing the Shares shall not actually have been delivered or that the stock transfer books of the Company shall then be closed. The Warrant shall be exercisable, at the election of the Warrantholder, either in full or from time to time in part and, in the event that a certificate evidencing the Warrant is exercised in respect of less than all of the Shares specified therein at any time prior to the Termination Date, a new certificate evidencing the remaining Warrant will be issued by the Company.

3. RESERVATION OF SHARES.

    There has been reserved, and the Company shall at all times keep reserved so long as the Warrant remains outstanding, out of its authorized Common Shares, such number of Shares as shall be subject to purchase under the Warrant. Every transfer agent for the Common Shares and other securities of the Company issuable upon the exercise of the Warrant will be irrevocably authorized and directed at all times to reserve such number of authorized Shares and other securities as shall be requisite for such purpose. The Company will keep a copy of this Warrant on file with every transfer agent for the Common Shares and other securities of the Company issuable upon the exercise of the Warrant. The Company will supply such transfer agent with duly executed stock and other certificates for such purpose.

4. FURTHER OBLIGATIONS OF COMPANY.

        4.1 The Company covenants and agrees that all Shares which may be delivered upon exercise of this Warrant shall, upon delivery, be fully paid and non-assessable, and be free from all taxes, liens and charges with respect to the purchase thereof hereunder, and without limiting the generality of the foregoing, the Company covenants and agrees that it shall from time to time take all such action as may be necessary to assure that the par value per share of the Common Shares is at all times equal to or less than the then current Warrant Price per share of the Common Shares issuable pursuant to this Warrant.

        4.2 If the Warrantholder claims that this Warrant has been mutilated, lost, destroyed or wrongfully taken, the Company shall issue and deliver to the Warrantholder a replacement Warrant provided that the requirements of
    Section 8-405 of the New York Uniform Commercial Code has been met and, if this Warrant has been mutilated, that it is surrendered to the Company.

5. REGISTRATION AND TRANSFER.

    The Warrant shall be registered on the books of the Company when issued and shall be transferable only on the books of the Company maintained at its principal office in Rochester, New York, or wherever its principal executive offices may then be located, upon delivery thereof duly endorsed by the Warrantholder or its duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment or authority to transfer. Upon any registration or transfer, the Company shall execute and deliver a new Warrant to the person entitled thereto.

6. EXCHANGE OF WARRANT CERTIFICATE.

    This Warrant certificate may be exchanged for another certificate or certificates entitling the Warrantholder to purchase a like aggregate number of Shares as the certificate or certificates surrendered then entitled the Warrantholder to purchase. The Warrantholder desiring to exchange a Warrant certificate shall make such request in writing delivered to the Company, and shall surrender, properly endorsed, the certificate evidencing the Warrant to be so exchanged. Thereupon, the Company shall execute and deliver to the person entitled thereto a new Warrant certificate as so requested.

7. ADJUSTMENT OF WARRANT PRICE AND NUMBER OF SHARES.

        7.1. GENERAL. The number of Shares purchasable upon the exercise of the Warrant and the Warrant Price shall be subject to adjustment from time to time upon the happening of certain events, as follows:

           7.1.1. In case the Company shall, with regard to its Common Shares (or securities convertible into or exchangeable for Common Shares) (A) pay a dividend in Common Shares or make a distribution in Common Shares,
       (B) subdivide its outstanding Common Shares into a greater number of Shares, (C) combine its outstanding Common Shares into a smaller number of Common Shares, or (D) issue by reclassification of its Common Shares other securities of the Company, the number of Shares purchasable upon exercise of the Warrant immediately prior thereto shall be adjusted so that the Warrantholder shall be entitled to receive the kind and number of Shares or other securities of the Company which it would have owned or would have been entitled to receive after the happening of any of the events described above, had the Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto. Any adjustment made pursuant to this subsection shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

           7.1.2. No adjustment in the number of Shares purchasable hereunder shall be required unless such adjustment would require an increase or decrease of at least one percent in the aggregate number of Shares then purchasable upon the exercise of the Warrant; provided however, that any adjustments which by reason of this Section 7.1.2 are not required to be made immediately shall be carried forward and taken into account in any subsequent adjustment.

           7.1.3. Whenever the number of Shares purchasable upon the exercise of the Warrant is adjusted as herein provided, the Warrant Price payable upon exercise of the Warrant shall be adjusted by multiplying such Warrant Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Shares purchasable upon the exercise of the Warrant immediately prior to such adjustment, and of which the denominator shall be the number of shares so purchasable immediately thereafter.

           7.1.4. Whenever the number of Shares purchasable upon the exercise of this Warrant or the Warrant Price is adjusted as herein provided, the Company shall cause to be promptly mailed to the Warrantholder in accordance with the provisions of Section 11 hereof, notice of such adjustment or adjustments and a certificate of a firm of independent public accountants selected by the Board of Directors of the Company (who may be the regular accountants employed by the Company) setting forth the number of Shares purchasable upon the exercise of the Warrant and the Warrant Price after such adjustment, a brief statement of the facts requiring such adjustment, and the computation by which such adjustment was made.

           7.1.5. For the purpose of this Section 7.1, the term "Common Shares" shall mean (A) the class of shares designated as the Common Shares of the Company at the date of this Agreement, or (B) any other class of shares resulting from successive changes or reclassifications of such Common Shares including changes in par value, or from par value to no par value, or from no par value to par value. In the event that at any time, as a result of an adjustment made pursuant to this Section 7, the Warrantholder shall become entitled to purchase any shares of the Company other than Common Shares, thereafter the number of such other shares so purchasable upon exercise of the Warrant and the Warrant Price of such shares shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Shares contained in this Section 7.

        7.2. NO ADJUSTMENT OF DIVIDENDS. Except as provided in Section 7.1, no adjustment in respect of dividends shall be made during the term of the Warrant or upon the exercise of the Warrant.

        7.3. PRESERVATION OF PURCHASE RIGHTS UPON REORGANIZATION, RECLASSIFICATION, CONSOLIDATION, MERGER, ETC. In case of any capital reorganization or reclassification of the Common Shares of the Company, or in case of any consolidation of the Company with or merger of the Company into another corporation or in case of any sale or conveyance to another person of the property, assets or business of the Company as an entirety or substantially as an entirety, the Company or such successor or purchaser, as the case may be, shall execute with the Warrantholder an agreement that the Warrantholder shall have the right thereafter upon payment of the Warrant Price in effect immediately prior to such action to purchase upon exercise of the Warrant the kind and amount of shares and other securities and property which it would have owned or have been entitled to receive after the happening of such reorganization or reclassification, consolidation, merger, sale or conveyance had the Warrant been exercised immediately prior to such action. In the event of a merger described in Section 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended, in which the Company is the surviving corporation, the right to purchase Shares under the Warrant shall terminate on the date of such merger and thereupon the Warrant shall become null and void but only if the controlling corporation shall agree to substitute for the Warrant its warrant which entitles the holder thereof to purchase upon its exercise the kind and amount of shares and other securities and property which it would have owned or had been entitled to receive had the Warrant been exercised immediately prior to such merger. The adjustments required by this Section 7.3 shall be effected in a manner which shall be as nearly equivalent as may be practicable to the adjustments provided for elsewhere in this Section 7. The provisions of this Section 7.3 shall similarly apply to successive consolidations, mergers, sales or conveyances.

        7.4. STATEMENT ON WARRANTS. Irrespective of any adjustments in the Warrant Price or the number or kind of Shares purchasable upon the exercise of the Warrant, the Warrant certificate or certificates theretofore or thereafter issued may continue to express the same price and number and kind of Shares as are stated in this initially issued Warrant.

8. FRACTIONAL SHARES.

    The Company shall not be required to issue fractional Shares on the exercise of the Warrant. If any fraction of a Share would, except for the provisions of this Section 8, be issuable on the exercise of the Warrant (or specified portion thereof), the Company shall issue to the Warrantholder a fractional Warrant entitling Warrantholder, upon surrender with other fractional Warrants aggregating one or more full

Shares, to purchase such full Shares. If fractional Warrants do not aggregate a full Share, their value (over and above their exercise price) shall be paid in full in cash upon exercise to the exercising Warrantholder.

9. REGISTRATION.

    9.1. The Company agrees that it will immediately prepare and file a registration statement under the Securities Act of 1933 (the "Act") covering all of the Shares and will use its best efforts to cause such registration statement to become effective as soon as practicable and to remain effective and current, and take all other action necessary under any Federal or state law or regulation of any governmental authority, including but not limited to the filing of post effective amendments, if necessary, to permit all Warrant Shares to be sold or otherwise disposed of and will maintain such compliance with each such Federal and state law and regulation of any governmental authority for the period necessary for the Holder and such Holders to effect the sale or disposition thereof.

    9.2. To the extent not registered under Section 9.1 above, if at any time before May 1, 2002, the Company proposes to register or qualify any of its securities under the Act or any other applicable federal or state law or regulation of governmental authority, it will each such time give written notice to all the then holders of this Warrant, if this Warrant has not yet expired, and to all holders of Shares acquired by reason of exercise of this Warrant, of its intention to do so and, upon the written request of any such holder given within thirty (30) days after receipt of any such notice (which request shall specify the number of Shares intended to be sold or disposed of and describe the nature of any proposed sale or other disposition thereof), the Company will use its best efforts to cause such Shares so specified to be registered or qualified under such laws or regulations, to the extent requisite to permit the sale or other disposition thereof (in accordance with the method described by such holder, provided such method is in accordance with law). The Company will keep effective and maintain any registration or qualification specified in this
Section 9.2 for a period of not less than six months.

    9.3. Whenever the Company is required by the provisions of Section 9.1 or
9.2 of this Section 9 to effect a registration or qualification of any Shares, the Company will furnish to each holder whose Shares are the subject of such registration or qualification such number of copies of any prospectus (including any preliminary or summary prospectus) or other like document as such holder may reasonably request in order to effect the sale of the securities to be sold by such holder, and will use its best efforts to qualify such securities under such state securities or Blue Sky laws as may be requisite for such purpose. All expenses incurred by the Company in connection with any registration or qualification, including registration or filing fees, printing expenses and fees, compensation of regular employees of the Company and disbursements of counsel and of independent accountants of the Company shall be borne by the Company. Underwriters' commissions (if any) and the fees of counsel for any holder of Shares subject to such registration or qualification shall be borne (in such respective amounts as shall be determined by them) by the person or persons requesting such registration or qualification pursuant to this Section 9.

    9.4. Each holder whose securities are the subject of registration or qualification under this Section 9 agrees to furnish to the Company such information concerning such holder as may be requested by the Company which is necessary in connection with any such registration or qualification.

    9.5. In the event that the Company shall be obligated to use its best efforts to effect any registration or qualification under either Section 9.1 or 9.2:

        9.5.1. The Company will indemnify and hold harmless each holder whose securities are the subject of a registration or qualification under this
    Section 9 and each underwriter of the securities so registered or qualified (including any broker or dealer through whom such securities may be sold) and each person, if any, who controls any such holder or any such underwriter within the meaning of Section 15 of the Act, from and against any and all losses, claims, damages, expenses or liabilities, joint or several, to which they or any of them may become subject under the Act or under any other statute or at common law or otherwise, and except as hereinafter provided, will reimburse each such holder and each of the underwriters and each such controlling person, if any, for any legal or other expenses reasonably incurred by them or any of them in connection with investigating or defending any actions, whether or not resulting in any liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement, in any preliminary or amended preliminary prospectus or in the prospectus (or the registration statement or prospectus as from time to time amended or supplemented by the Company), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, unless such untrue statement or omission was made in such registration statement, preliminary or amended preliminary prospectus or prospectus in reliance upon and in conformity with information furnished in writing to the Company in connection therewith by such holder or any underwriter expressly for use therein. Promptly after receipt by any holder or any underwriter or any person controlling such holder or such underwriter of notice of the commencement of any action in respect of which indemnity may be sought against the Company, such holder or such underwriter, as the case may be, will notify the Company in writing of the commencement thereof, and subject to the provisions hereinafter stated, the Company shall assume the defense of such action (including the employment of counsel, who shall be counsel satisfactory to such holder or such underwriter or such person, as the case may be), and the payment of expenses insofar as such action shall relate to any alleged liability in respect of which indemnity may be sought against the Company. Each holder or any underwriter or any such controlling person shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel shall not be at the expense of the Company unless the employment of such counsel has been specifically authorized by the Company. The Company shall not be liable to indemnify any person for any settlement of any such action effected without the Company's consent; and

        9.5.2. each holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act from and against any and all losses, claims, damages, expenses or liabilities, joint or several, to which they or any of them may become subject under the Act or under any other statute or at common law or otherwise, and except as hereinafter provided, will reimburse the Company and each such director, officer or controlling person for any legal or other expenses reasonably incurred by them or any of them in connection with investigating or defending any actions whether or not resulting in any liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement, in any preliminary or amended preliminary prospectus or in the prospectus (or the registration statement or prospectus as from time to time amended or supplemented) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, but only insofar as any such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company in connection therewith by such holder expressly for use therein. Promptly after receipt of notice of the commencement of any action in respect of which indemnity may be sought against any holder, the Company will notify such holder in writing of the commencement thereof, and such holder, the Company will notify such holder in writing of the commencement thereof, and such holder shall, subject to the provisions hereinafter stated, assume the defense of such action (including the employment of counsel, who shall be counsel satisfactory to the Company) and the payment of expenses insofar as such action shall relate to an alleged liability in respect of which indemnity may be sought against such holder. The Company and each such director, officer or controlling person shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such

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
    counsel shall not be at such holder's expense unless the employment of such counsel has been specifically authorized by such holder. Such holder shall not be liable to indemnify any person for any settlement of any such action effected without such holder's consent.

10. NO RIGHTS AS SHAREHOLDER; NOTICES TO WARRANTHOLDER.

    Nothing contained in this Agreement or in any of the Warrants shall be construed as conferring upon the Warrantholder or its transferees any rights as a shareholder of the Company, including the right to vote, receive dividends, or consent as a shareholder in respect of any meeting of shareholders for the election of directors of the Company or any other matter. However, the Company shall be required to give notice in writing to the Warrantholder of any meeting of shareholders of the Company or any proposed consent of the shareholders as provided in Section 11 hereof at least twenty (20) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the shareholders entitled to any relevant dividend, distribution, subscription rights or other rights or for the determination of shareholders entitled to vote at any such meeting or as to which any consent is requested. Such notice shall specify such record date or the date of closing the transfer books, as the case may be.

11. NOTICES.

    Any notice pursuant to this Agreement by the Company or by the Warrantholder shall be in writing and shall be deemed to have been duly given if delivered by hand or if mailed by certified mail, return receipt requested, postage prepaid, addressed as follows:

        11.1. If to the Warrantholder--addressed to Corporate Relations Group, Inc., 1801 Lee Road, Suite 301, Winter park, Florida 32789, Attn: Roberto E. Veitia, President.

        11.2. If to the Company--addressed to Hudson Hotels Corporation, One Airport Way, Suite 200, Rochester, NY 14624, Attn: E. Anthony Wilson, President or to such other address as any such party may designate by notice to the other party. Notices shall be deemed given at the time they are delivered personally or three days after they are mailed in the manner set forth above.

12. SUCCESSORS.

    All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrantholder shall bind and inure to the benefit of their respective successors and assigns hereunder.

13. MERGER OR CONSOLIDATION OF THE COMPANY.

    The Company will not merge or consolidate with or into any other corporation or sell all or substantially all of its property to another person, unless the provisions of Section 7.3 are complied with.

14. APPLICABLE LAW.

    This Agreement shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the laws of said State applicable to contracts made and to be performed entirely within such State.

15. COUNTERPARTS.

    This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

16. HEADINGS.

    The headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

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
    IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officers and the corporate seal hereunto fixed.

                                          HUDSON HOTELS CORPORATION

(corporate seal)

                                          By: /s/ E. ANTHONY WILSON
                                            ------------------------------------

                                                E. Anthony Wilson
Attest:                                           President

/s/ ALAN S. LOCKWOOD
---------------------------------------------

Alan S. Lockwood
Secretary

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